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                                                                EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 24, 1996, on the financial statements of the Paragon Retirement Investment Savings Management Plan, included in the Paragon Retirement Investment Savings Management Plan annual report on Form 11-K for the year ended December 31, 1995, into the Company's previously filed Registration Statement File No. 33-73726 on Form S-8.

                                                  Arthur Andersen LLP



Seattle, Washington
June 27, 1996